Contact:	Laurence Orton	203-573-2513

Chemtura Reports 2010 Fourth Quarter Results

Successfully emerged from Chapter 11 during the fourth quarter with a significantly stronger balance sheet

PHILADELPHIA, PA – March 7, 2010 – Chemtura Corporation, (NYSE: CHMT) (the “Company,” “Chemtura,” “Registrant,” “We,” “Us” and “Our”) reports a net loss from continuing operations attributable to Chemtura on a GAAP basis of $367 million, or $2.25 per share, for the fourth quarter of 2010 and net earnings on a managed basis of $7 million, or $0.04 per share.

Fourth Quarter 2010 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of fourth quarter financial results on a GAAP basis:

(In millions, except per share data)	Fourth quarter
	2010	2009	% change
Net sales	$680	$598	14%
Operating loss	$(29)	$(31)	6%
Loss from continuing operations, net of tax	$(367)	$(94)	NMM
Loss from continuing operations, net of tax - per share	$(2.25)	$(0.38)	NMM
NM = Not Meaningful

The following is a summary of fourth quarter financial results on a managed basis:

(In millions, except per share data)	Fourth quarter
	2010	2009	% change
Net sales	$680	$598	14%
Operating profit	$34	$45	(24)%
Net earnings attributable to Chemtura	$7	$15	(53)%
Net earnings attributable to Chemtura - per share	$0.04	$0.06	(33)%

CEO Quote

“Chemtura has successfully emerged from its Chapter 11 reorganization, leaner, fitter and with a much stronger balance sheet, fulfilling the goals we set for this process,” commented Craig A. Rogerson, Chairman, President and CEO.  “We are focused on innovation, profitable growth, particularly from those regions that offer the highest growth rates, execution with an emphasis on meeting customer needs, and active portfolio management.  These strategies, together with cyclical recovery in some of the industries we serve, enabled us to exceed our financial targets for 2010 and lay the foundation for further improvement in 2011.”

Mr. Rogerson further noted, “With our focus on innovation, in 2010, we commercialized new products in all of our segments and we expanded our sales to the Asia Pacific region by 52%.  As a result, this region grew to 19% of our total revenues in 2010.  We focused our portfolio with the divestiture of the PVC Additives business in the second quarter of 2010 and continued to improve operating efficiency through a number of restructuring initiatives, including the launch of our operational improvement plan in El Dorado, Arkansas.  We exceeded our financial targets in 2010 despite the difficulties faced by our Chemtura AgroSolutionsTM business and the headwinds of rapidly inflating raw material costs.  In the fourth quarter, we improved our execution on recovering raw material cost increases with the net deficit between raw material cost and selling price increases declining to $5 million compared to the $15 million, we experienced in the third quarter of 2010.  This remains an intense area of focus as we enter 2011.”

Mr. Rogerson concluded, “All connected with Chemtura enter 2011 invigorated by all we have achieved in 2010 and all the many opportunities we have ahead of us.  Our solid operating performance in 2010, which included exceeding our fourth quater and full year projections, reflected in these financial results lays the foundation for further significant improvement in 2011.  Our performance targets for 2011 are appropriately aggressive and we have plans and actions in place to achieve them.”

Fourth Quarter 2010 Significant Events

•
On November 10, 2010, we announced that we had successfully completed our financial restructuring and emerged from protection under Chapter 11 of the United States Bankruptcy Code.  In connection with our emergence, our new common stock was listed on the New York Stock Exchange (“NYSE”), and on November 11, 2010, our new common stock started trading on the NYSE under the ticker symbol “CHMT.”  In accordance with the confirmed plan of reorganization (the “Plan”), we have fully satisfied creditors' allowed claims (including interest) in cash and/or stock in the reorganized Company and also provided a prorated value to equity holders.

•
With the successful completion of our financial restructuring, we have significantly reduced our debt, improved our cost structure and resolved a considerable number of environmental and other liabilities.

•
We continually monitor and evaluate business and competitive conditions that may affect the carrying value of our goodwill by segment.  We have previously disclosed risks inherent in our Chemtura AgroSolutions™ financial projections as a result of the recent below-expectation performance of this business.  Given another quarter of missed expectations, we determined that the goodwill associated with this business could not be sustained.  As such, we recorded a non-cash charge of $57 million to reduce the carrying value of goodwill associated with this segment.

Fourth Quarter 2010 Business Segment Highlights

•
Industrial Performance Products’ net sales increased 9% or $24 million driven primarily by increased sales volume and higher selling prices, partially offset by unfavorable foreign currency translation and the sale of the sodium sulfonate business.  The higher sales volume in the fourth quarter of 2010 was due to increased demand across our customers’ industry segments, as well as strong growth in the Asia Pacific region.  Operating profit declined $7 million as the benefit of higher vdome and higher selling prices were offset by the greater impact of higher raw material and energy costs, higher distribution costs and the sale of the sodium sulfonate business.

•
Industrial Engineered Products’ net sales increased 33% or $47 million primarily due to increased sales volume and higher selling prices.  Operating profit on a managed basis increased $10 million from the fourth quarter of 2009 primarily due to higher selling prices, increased volume and favorable product mix, partially offset by higher raw material and energy costs and unfavorable manufacturing costs.  On a GAAP basis, operating profit increased $6 million and was impacted by accelerated depreciation charges resulting from restructuring initiatives in this segment.

•
Consumer Products’ net sales of $89 million were unchanged from the fourth quarter of 2009.  Operating profit on a managed basis declined $4 million primarily due to higher raw material and energy costs.  On a GAAP basis, operating profit decreased $3 million.

•
Chemtura AgroSolutionsTM net sales increased 13% or $11 million primarily due to increased sales volume.  Sales were higher in all regions as compared with the fourth quarter of 2009.  Operating profit of $9 million was unchanged as the impact of increased volume was offset by higher raw material and other costs.

•
Corporate expense for the fourth quarter of 2010 was $29 million compared with $20 million in 2009.  Corporate expense included amortization expense related to intangibles of $9 million and $10 million for the fourth quarter of 2010 and 2009, respectively.  The increase in Corporate expense was primarily due to $6 million of stock-based compensation expense associated with our emergence incentive award plans.

Fourth Quarter 2010 Results - GAAP

•
Net sales for the fourth quarter of 2010 were $680 million, an increase of $82 million compared with fourth quarter 2009 net sales of $598 million.  The increase in net sales was attributable to increased sales volumes of $65 million and an increase in selling prices of $25 million, partially offset by unfavorable foreign currency translation of $2 million and the sale of the sodium sulfonate business which reduced revenues by $6 million compared with 2009.

•
Gross profit for the fourth quarter of 2010 was $164 million, a decrease of $2 million compared with the same quarter last year.  Gross profit as a percentage of sales decreased to 24% in the quarter as compared with 28% in the same quarter last year primarily due to the lag between increases in raw material costs and the resulting increases in selling prices.  The decrease in gross profit was primarily due to higher raw material costs of $30 million and unfavorable manufacturing and other variable costs of $15 million.  These unfavorable impacts were partially offset by $25 million in higher selling prices and $18 million from the impact of higher sales volume (net of product mix impacts).

•
The operating loss for the fourth quarter of 2010 was $29 million compared with an operating loss of $31 million for the fourth quarter of 2009.  The decrease in operating loss was primarily due to a $71 million decrease in changes in estimates related to expected allowable claims (primarily related to revised estimates for legal and environmental liabilities) and a $1 million increase in equity income, which was offset by a $55 million increase in impairment charges, a $12 million increase in selling, general and administrative and research and development costs (collectively “SGA&R”), a $2 million decrease in gross profit and a $1 million increase in depreciation and amortization.  SGA&R included an expense of $7 million for stock-based compensation expense associated with our emergence incentive plans.

•
Interest expense of $27 million in the fourth quarter of 2010 was $10 million higher than the same period in 2009.  Had we emerged from Chapter 11 on October 1, 2010, the amount of interest we would have recorded during the fourth quarter of 2010 would have been approximately $15 million.  The increased interest in the quarter was the result of recording interest expense associated with $455 million in aggregate principal amount of the Senior Notes and the $295 million Term Loan (both issued as part of the exit financing facilities contemplated under the Plan), and interest on claims for the Chapter 11 pre-emergence period, partially offset by lower financing costs under the Amended DIP Credit Facility entered into in February 2010 compared with the same period in 2009.

•
The loss on early extinguishment of debt included $70 million related to make-whole and no-call claim settlements relating to our legacy bonds and $5 million related to the termination of the Amended DIP Credit facility agreement and completion of exit financing as a result of our emergence from Chapter 11.

•	Other expense, net was $4 million in the fourth quarter of 2010 compared to other expense, net of $6 million for the fourth quarter of 2009.

•
Reorganization items, net in the fourth quarter of 2010 was $223 million compared with $31 million in the fourth quarter of 2009.  Reorganization items primarily comprised professional fees directly associated with the Chapter 11 reorganization and the impact of the claims settlement process.  The increase is primarily due to higher professional fees and settlement losses incurred upon the consummation of our confirmed Plan.

•
Net loss from continuing operations attributable to Chemtura for the fourth quarter of 2010 was $367 million, or $2.25 per share, compared with net loss from continuing operations attributable to Chemtura of $94 million, or $0.38 per share, for the fourth quarter of 2009.

•	Earnings from discontinued operations for the fourth quarter of 2009 was $4 million, which represented the operations of the PVC additives business.

•	The gain on sale of discontinued operations in the fourth quarter of 2009 was $1 million.

Fourth Quarter 2010 Results - Managed Basis

•
On a managed basis, fourth quarter 2010 gross profit was $164 million, or 24% of net sales, as compared with fourth quarter 2009 gross profit of $166 million, or 28% of net sales.  Higher raw material, energy and other costs were principally offset by the benefit of increases in selling prices and higher sales volume (net of product mix impacts).

•
On a managed basis, fourth quarter 2010 operating profit was $34 million as compared with fourth quarter 2009 operating profit of $45 million.  The decrease in operating profit primarily reflected the increase in SGA&R resulting from stock-based compensation expense associated with our emergence incentive awards.

•	Adjusted EBITDA in the fourth quarter of 2010 was $79 million as compared with $84 million in the fourth quarter 2009. The decrease in adjusted EBITDA was primarily due to higher SGA&R expense.

•
The earnings from continuing operations before income taxes on a managed basis in the fourth quarter of 2010 and 2009 exclude pre-tax GAAP charges of $369 million and $107 million, respectively.  These charges are primarily related to accelerated depreciation of property, plant and equipment; impairment charges; changes in estimates related to expected allowable claims; losses on early extinguishment of debt; post-petition interest expense on allowable claims; and costs associated with the Chapter 11 reorganization.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for our core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.  With our emergence from Chapter 11, we are reassessing the rate that should be used in 2011 and will disclose our conclusion in our first quarter 2011 earnings release.

Cash Flows - GAAP

•
Net cash used in operating activities for the fourth quarter of 2010 was $245 million as compared with net cash provided by operating activities of $23 million for the fourth quarter of 2009.  The decrease is primarily related to cash payments made as part of the settlement of Chapter 11 claims upon emergence in accordance with our confirmed Plan.

•
As of December 31, 2010, our accounts receivable balances from continuing operations were $489 million as compared with $496 million as of September 30, 2010, $560 million as of June 30, 2010, $521 million as of March 31, 2010 and $442 million as of December 31, 2009.  Accounts receivable measured as days sales outstanding as of December 31, 2010 showed improvement compared with the measure as of December 31, 2009.

•
As of December 31, 2010, our inventory balance from continuing operations was $528 million as compared with $533 million as of September 30, 2010, $496 million as of June 30, 2010, $515 million at March 31, 2010 and $489 million at December 31, 2009.  Inventory measured as days in inventory as of December 31, 2010 showed improvement compared with the measure as of December 31, 2009.

•	Capital expenditures for the fourth quarter of 2010 were $62 million compared with $33 million in the same period of 2009.

•
Our total debt of $751 million as of December 31, 2010 compared with $1,430 million as of December 31, 2009.  The decrease is due to the payment of the Chapter 11 claims as a result of our emergence from Chapter 11.  Cash and cash equivalents were $201 million as of December 31, 2010 compared with $263 million as of September 30, 2010.

•
We are monitoring the current strength of the leveraged loan market and evaluating an opportunistic re-pricing and moderate upsize of our existing $295 million Term Loan.  An upsize transaction, if consummated, would result in a modest change to our senior secured leverage ratio and projected interest expense.

###

Fourth Quarter and Full Year Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section on our Web site at www.chemtura.com.  We will host a teleconference to review these results on Tuesday, March 8, 2011 at 10 a.m. EST.  Interested parties are asked to dial in approximately 10 minutes prior to the start time.  The call-in number is (404) 665-9523 and the conference ID code is 38225213.  Replay of the call will be available for two weeks, starting at noon EST on Tuesday, March 8, 2011.  To access the replay, call (800) 642-1687 or (706) 645-9291 and enter access code 38225213.

Live Internet access to the 2010 fourth quarter and full year conference call will be available through the Investor Relations section of our Web site.

Chemtura Corporation, with 2010 sales of $2.8 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning us is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 35% represents a standard tax rate for our core operations to simplify comparison of underlying operating performance used in 2009 and 2010.  We are evaluating the rate that should be used in 2011 and the rate is therefore subject to change.  Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.  While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Declines in general economic conditions;
•	The effects of competition;
•	The ability to comply with product registration requirements under European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions™ segment;
•	Demand for Chemtura AgroSolutions™ segment products being affected by governmental policies;
•	The ability to implement the El Dorado, Arkansas restructuring program;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may not provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Whether we are required to fund the pension plan of our U.K. subsidiary;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules
Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -
Quarters and Years Ended ended December 31, 2010 and 2009	9

Consolidated Balance Sheets - December 31, 2010 and
December 31, 2009	10

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Years Ended ended December 31, 2010 and 2009	11

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarters and Years Ended ended December 31, 2010 and 2009	12

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarters and Years Ended ended December 31, 2010 versus 2009	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarters ended December 31, 2010 and 2009	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Years Ended ended December 31, 2010 and 2009	15

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarters ended December 31, 2010 and 2009	16

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Years Ended ended December 31, 2010 and 2009	17

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Net sales	$680	$598	$2,760	$2,300

Cost of goods sold	516	432	2,103	1,721
Gross profit	164	166	657	579
Gross profit %	24%	28%	24%	25%

Selling, general and administrative	83	73	315	289
Depreciation and amortization	41	40	175	162
Research and development	11	9	42	35
Facility closures, severance and related costs	-	-	1	3
Antitrust costs	-	-	-	10
Gain on sale of business	-	-	(2)	-
Impairment charges	57	2	57	39
Changes in estimates related to expected allowable claims	2	73	35	73
Equity income	(1)	-	(4)	-
Operating (loss) profit	(29)	(31)	38	(32)
Interest expense	(27)	(17)	(191)	(70)
Loss on early extinguishment of debt	(75)	-	(88)	-
Other expense, net	(4)	(6)	(6)	(17)
Reorganization items, net	(223)	(31)	(303)	(97)
Loss from continuing operations
before income taxes	(358)	(85)	(550)	(216)
Income tax provision	(8)	(9)	(22)	(10)
Loss from continuing operations	(366)	(94)	(572)	(226)
Earnings (loss) from discontinued operations, net of tax	-	4	(1)	(63)
Gain (loss) on sale of discontinued operations, net of tax	-	1	(12)	(3)
Net loss	(366)	(89)	(585)	(292)

Less: Net earnings attributed to non-controlling interests	(1)	-	(1)	(1)

Net loss attributable to Chemtura	$(367)	$(89)	$(586)	$(293)

Basic and diluted per share information - attributable to Chemtura Corporation:
Loss from continuing operations, net of tax	$(2.25)	$(0.38)	$(2.58)	$(0.93)
Earnings (loss) from discontinued operations, net of tax	-	0.02	-	(0.26)
Gain (loss) on sale of discontinued operations, net of tax	-	-	(0.05)	(0.01)
Net loss attributable to Chemtura	$(2.25)	$(0.36)	$(2.63)	$(1.20)

Weighted average shares outstanding - Basic and Diluted	163.7	242.9	223.0	242.9

Amounts attribuable to Chemtura Corporation stockholders:
Loss from continuing operations, net of tax	$(367)	$(94)	$(573)	$(227)
Earnings (loss) from discontinued operations, net of tax	-	4	(1)	(63)
Gain (loss) on sale of discontinued operations, net of tax	-	1	(12)	(3)
Net loss attributable to Chemtura	$(367)	$(89)	$(586)	$(293)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$201	$236
Restricted cash	32	-
Accounts receivable	489	442
Inventories	528	489
Other current assets	171	227
Assets of discontinued operations	-	85
Total current assets	1,421	1,479

NON-CURRENT ASSETS
Property, plant and equipment, net	716	750
Goodwill	175	235
Intangible assets, net	429	474
Non-current restricted cash	6	-
Other assets	166	180

Total Assets	$2,913	$3,118

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$3	$252
Accounts payable	191	126
Accrued expenses	281	178
Income taxes payable	14	5
Liabilities of discontinued operations	-	37
Total current liabilities	489	598

NON-CURRENT LIABILITIES
Long-term debt	748	3
Pension and post-retirement health care liabilities	498	151
Other liabilities	207	197
Total liabilities not subject to compromise	1,942	949

LIABILITIES SUBJECT TO COMPROMISE	-	1,997

STOCKHOLDERS' EQUITY
Common stock	1	3
Additional paid-in capital	4,305	3,039
Accumulated deficit	(3,068)	(2,482)
Accumulated other comprehensive loss	(276)	(234)
Treasury stock at cost	-	(167)
Total Chemtura stockholders' equity	962	159

Non-controlling interest	9	13
Total stockholders' equity	971	172

Total Liabilities and Stockholders' Equity	$2,913	$3,118

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Years Ended December 31,
Increase (decrease) to cash	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Chemtura	$(586)	$(293)
Adjustments to reconcile net loss attributable to Chemtura
to net cash (used in) provided by operating activities:
Gain on sale of business	(2)	-
Loss on sale of discontinued operations	12	3
Impairment charges	60	104
Loss on early extinguishment of debt	88	-
Depreciation and amortization	175	173
Stock-based compensation expense	10	3
Reorganization items, net	186	35
Changes in estimates related to expected allowable claims	35	73
Non-cash contractual post-petition interest expense	113	-
Equity income	(4)	-
Changes in assets and liabilities, net	(291)	(49)
Net cash (used in) provided by operating activities	(204)	49

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	43	3
Payments for acquisitions, net of cash acquired	-	(5)
Capital expenditures	(124)	(56)
Net cash used in investing activities	(81)	(58)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Notes	452	-
Proceeds from Term Loan	292	-
Proceeds from Amended DIP Credit Facility	299	-
Payments on Amended DIP Credit Facility	(300)	-
(Payments on) proceeds from DIP Credit Facility, net	(250)	250
Repayments of 6.875% Notes due 2016	(75)	-
Repayments of 6.875% Debentures due 2026	(19)	-
Repayments of 7% Notes due 2009	(44)	-
Payments on 2007 Credit Facility, net	(54)	(28)
Proceeds from long term borrowings	-	1
Payments on long term borrowings	-	(18)
Payments on short term borrowings, net	-	(2)
Payments for debt issuance and refinancing costs	(40)	(30)
Payments for make-whole and no-call premiums	(10)	-
Net cash provided by financing activities	251	173

CASH
Effect of exchange rates on cash and cash equivalents	(1)	4

Change in cash and cash equivalents	(35)	168
Cash and cash equivalents at beginning of period	236	68

Cash and cash equivalents at end of period	$201	$236

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
NET SALES

Consumer Products	$89	$89	$458	$457
Industrial Performance Products	303	279	1,223	999
Chemtura AgroSolutions™	97	86	351	332
Industrial Engineered Products	191	144	728	512
Total net sales	$680	$598	$2,760	$2,300

OPERATING PROFIT (LOSS)

Consumer Products	$9	$12	$67	$63
Industrial Performance Products	29	36	119	91
Chemtura AgroSolutions™	9	9	21	42
Industrial Engineered Products	13	7	25	3
Segment operating profit	60	64	232	199

General corporate expense, including amortization	(29)	(20)	(102)	(106)
Change in useful life of property, plant and equipment	(1)	-	(1)	-
Facility closures, severance and related costs	-	-	(1)	(3)
Antitrust costs	-	-	-	(10)
Gain on sale of business	-	-	2	-
Impairment charges	(57)	(2)	(57)	(39)
Changes in estimates related to expected allowable claims	(2)	(73)	(35)	(73)
Total operating (loss) profit	$(29)	$(31)	$38	$(32)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Year Ended December 31, 2010 versus 2009
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended December 31,		Year Ended December 31,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2009	$598	$(85)	$2,300	$(216)

2009 Other opeational adjustments	-	-	-	2
2009 Accelerated depreciation of property, plant and equipment	-	1	-	5
2009 Facility closures, severance and related costs	-	-	-	3
2009 Antitrust costs	-	-	-	10
2009 Impairment charges	-	2	-	39
2009 Changes in estimates related to expected allowable claims	-	73	-	73
2009 Reorganization items, net	-	31	-	97
	598	22	2,300	13

Changes in selling prices	25	25	52	52
Unit volume and mix	65	18	422	86
Foreign currency impact - operating profit (loss)	(2)	(1)	(6)	(4)
Divestitures	(6)	(2)	(8)	(2)
Manufacturing cost impacts	-	(2)	-	61
Higher distribution costs	-	(1)	-	(18)
Higher REACh costs	-	(2)	-	(7)
Higher raw materials and energy costs	-	(30)	-	(79)
Changes in SGA&R, excluding foreign exchange impact	-	(11)	-	(27)
Lower depreciation and amortization expense	-	2	-	12
Higher equity income	-	1	-	4
(Higher) lower interest expense (excluding post-petition interest on allowable claims)	-	(2)	-	16
Foreign currency impact - other expense, net	-	-	-	10
Lower interest income	-	(3)		(5)
Fees associated with sale of accounts receivable	-	-	-	2
Other	-	(3)	-	(7)
	680	11	2,760	107

2009 Other opeational adjustments	-	-	-	(8)
2010 Accelerated depreciation of property, plant and equipment	-	(4)	-	(30)
2010 Facility closures, severance and related costs	-	-	-	(1)
2010 Gain on sale of business	-	-	-	2
2010 Impairment charges	-	(57)		(57)
2010 Changes in estimates to expected allowable claims	-	(2)	-	(35)
2010 Loss on early extinguishment of debt	-	(75)	-	(88)
2010 Post-petition interest expense on allowable claims	-	(8)	-	(137)
2010 Reorganization items, net	-	(223)	-	(303)

2010	$680	$(358)	$2,760	$(550)

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended December 31, 2010			Quarter Ended December 31, 2009
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$680	$-	$680	$598	$-	$598

Cost of goods sold	516	-	516	432	-	432
Gross profit	164	-	164	166	-	166
Gross profit %	24%		24%	28%		28%

Selling, general and administrative	83	-	83	73	-	73
Depreciation and amortization	41	(4)	37	40	(1)	39
Research and development	11	-	11	9	-	9
Impairment charges	57	(57)	-	2	(2)	-
Changes in estimates related to expected allowable claims	2	(2)	-	73	(73)	-
Equity income	(1)	-	(1)	-	-	-

Operating (loss) profit	(29)	63	34	(31)	76	45
Interest expense	(27)	8	(19)	(17)	-	(17)
Loss on early extinguishment of debt	(75)	75	-	-	-	-
Other expense, net	(4)	-	(4)	(6)	-	(6)
Reorganization items, net	(223)	223	-	(31)	31	-

(Loss) earnings from continuing operations
before income taxes	(358)	369	11	(85)	107	22
Income tax provision	(8)	5	(3)	(9)	2	(7)

(Loss) earnings from continuing operations	(366)	374	8	(94)	109	15
Earnings from discontinued operations, net of tax	-	-	-	4	(4)	-
Gain on sale of discontinued operations, net of tax	-	-	-	1	(1)	-

Net (loss) earnings	(366)	374	8	(89)	104	15

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	-	-	-

Net (loss) earnings attributable to Chemtura	$(367)	$374	$7	$(89)	$104	$15

Basic and diluted per share information - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(2.25)		$0.04	$(0.38)		$0.06
Earnings from discontinued operations	-		-	0.02		-
Gain on sale of discontinued operations	-		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(2.25)		$0.04	$(0.36)		$0.06

Weighted average shares outstanding - Basic and Diluted	163.7		163.7	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$4			$1
Impairment charges		57			2
Changes in estimates related to expected allowable claims		2			73
Post-petition interest expense on allowable claims		8			-
Loss on early extinguishment of debt		75			-
Reorganization items, net		223			31
Pre-Tax		369			107

Adjustment to apply a Managed Basis effective tax rate		5			2
After-tax		374			109
Earnings from discontinued operations, net of tax		-			(4)
Gain on sale of discontinued operations, net of tax		-			(1)
		$374			$104

Adjusted EBITDA consists of the following:

Operating (loss) profit	$(29)	$63	34	$(31)	$76	45
Plus: Depreciation and Amortization	41	(4)	37	40	(1)	39
Plus: Impairment charges	57	(57)	-	2	(2)	-
Plus: Changes in estimates related to expected allowable claims	2	(2)	-	73	(73)	-
Plus: Non-cash stock-based compensation for
post-confirmation awards	8	-	8	-	-	-

Adjusted EBITDA	$79	$-	$79	$84	$-	$84

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2010			Year Ended December 31, 2009
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$2,760	$-	$2,760	$2,300	$-	$2,300

Cost of goods sold	2,103	(3)	2,100	1,721	(1)	1,720
Gross profit	657	3	660	579	1	580
Gross profit %	24%		24%	25%		25%

Selling, general and administrative	315	(5)	310	289	(1)	288
Depreciation and amortization	175	(30)	145	162	(5)	157
Research and development	42	-	42	35	-	35
Facility closures, severance and related costs	1	(1)	-	3	(3)	-
Antitrust costs	-	-	-	10	(10)	-
Gain on sale of business	(2)	2	-	-	-	-
Impairment charges	57	(57)	-	39	(39)	-
Changes in estimates related to expected allowable claims	35	(35)	-	73	(73)	-
Equity income	(4)	-	(4)	-	-	-

Operating profit (loss)	38	129	167	(32)	132	100
Interest expense	(191)	137	(54)	(70)	-	(70)
Loss on early extinguishment of debt	(88)	88	-	-	-	-
Other expense, net	(6)	-	(6)	(17)	-	(17)
Reorganization items, net	(303)	303	-	(97)	97	-

(Loss) earnings from continuing operations
before income taxes	(550)	657	107	(216)	229	13
Income tax provision	(22)	(15)	(37)	(10)	6	(4)

(Loss) earnings from continuing operations	(572)	642	70	(226)	235	9
Loss from discontinued operations, net of tax	(1)	1	-	(63)	63	-
Loss on sale of discontinued operations, net of tax	(12)	12	-	(3)	3	-

Net (loss) earnings	(585)	655	70	(292)	301	9

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(586)	$655	$69	$(293)	$301	$8

Basic and diluted per share information - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(2.58)		$0.31	$(0.93)		$0.03
Loss from discontinued operations	-		-	(0.26)		-
Loss on sale of discontinued operations	(0.05)		-	(0.01)		-
Net (loss) earnings attributable to Chemtura Corporation	$(2.63)		$0.31	$(1.20)		$0.03

Weighted average shares outstanding - Basic and Diluted	223.0		223.0	242.9		242.9

Managed Basis Adjustments consist of the following:

Other operational adjustments		$8			$2
Accelerated depreciation of property, plant and equipment		30			5
Facility closures, severance and related costs		1			3
Antitrust costs		-			10
Gain on sale of business		(2)			-
Impairment charges		57			39
Changes in estimates related to expected allowable claims		35			73
Post-petition interest expense on allowable claims		137			-
Loss on early extinguishment of debt		88			-
Reorganization items, net		303			97
Pre-Tax		657			229

Adjustment to apply a Managed Basis effective tax rate		(15)			6
After-tax		642			235
Loss from discontinued operations, net of tax		1			63
Loss on sale of discontinued operations, net of tax		12			3
		$655			$301

Adjusted EBITDA consists of the following:

Operating profit (loss)	$38	$129	167	$(32)	$132	100
Plus: Other operational adjustments	8	(8)	-	2	(2)	-
Plus: Depreciation and Amortization	175	(30)	145	162	(5)	157
Plus: Facility closures, severance and related costs	1	(1)	-	3	(3)	-
Plus: Antitrust costs	-	-	-	10	(10)	-
Plus: Gain on sale of business	(2)	2	-	-	-	-
Plus: Impairment charges	57	(57)	-	39	(39)	-
Plus: Changes in estimates related to expected allowable claims	35	(35)	-	73	(73)	-
Plus: Non-cash stock-based compensation for
post-confirmation awards	8	-	8	-	-	-

Adjusted EBITDA	$320	$-	$320	$257	$-	$257

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended December 31, 2010			Quarter Ended December 31, 2009
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis
NET SALES

Consumer Products	$89	$-	$89	$89	$-	$89
Industrial Performance Products	303	-	303	279	-	279
Chemtura AgroSolutions™	97	-	97	86	-	86
Industrial Engineered Products	191	-	191	144	-	144
Total net sales	$680	$-	$680	$598	$-	$598

OPERATING PROFIT

Consumer Products	$9	$-	$9	$12	$1	$13
Industrial Performance Products	29	-	29	36	-	36
Chemtura AgroSolutions™	9	-	9	9	-	9
Industrial Engineered Products	13	4	17	7	-	7
Segment operating profit	60	4	64	64	1	65

General corporate expense, including
amortization	(29)	(1)	(30)	(20)	-	(20)
Change in useful life of property, plant and equipment	(1)	1	-	-	-	-
Impairment charges	(57)	57	-	(2)	2	-
Changes in estimates related to expected allowable claims	(2)	2	-	(73)	73	-
Total operating (loss) profit	$(29)	$63	$34	$(31)	$76	$45

DEPRECIATION AND AMORTIZATION

Consumer Products	$3	$-	$3	$4	$(2)	$2
Industrial Performance Products	9	-	9	10	-	10
Chemtura AgroSolutions™	3	-	3	2	-	2
Industrial Engineered Products	17	(4)	13	15	-	15
General corporate expense, including
amortization	9	-	9	9	1	10
Total depreciation and amortization	$41	$(4)	$37	$40	$(1)	$39

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$4			$1
Impairment charges		57			2
Changes in estimates related to expected allowable claims		2			73
		$63			$76

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Consumer Products	$-	$-	$-	$-	$-	$-
Industrial Performance Products	1	-	1	-	-	-
Chemtura AgroSolutions™	-	-	-	-	-	-
Industrial Engineered Products	1	-	1	-	-	-
General corporate expense, including
amortization	6	-	6	-	-	-
Total stock-based compensation expense	$8	$-	$8	$-	$-	$-

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Year Ended December 31, 2010			Year Ended December 31, 2009
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustment	Managed Basis	Historical	Adjustment	Managed Basis
NET SALES

Consumer Products	$458	$-	$458	$457	$-	$457
Industrial Performance Products	1,223	-	1,223	999	-	999
Chemtura AgroSolutions™	351	-	351	332	-	332
Industrial Engineered Products	728	-	728	512	-	512
Total net sales	$2,760	$-	$2,760	$2,300	$-	$2,300

OPERATING PROFIT (LOSS)

Consumer Products	$67	$1	$68	$63	$3	$66
Industrial Performance Products	119	-	119	91	3	94
Chemtura AgroSolutions™	21	3	24	42	-	42
Industrial Engineered Products	25	29	54	3	-	3
Segment operating profit	232	33	265	199	6	205

General corporate expense, including
amortization	(102)	4	(98)	(106)	1	(105)
Change in useful life of property, plant and equipment	(1)	1	-	-	-	-
Facility closures, severance and related cost	(1)	1	-	(3)	3	-
Antitrust costs	-	-	-	(10)	10	-
Gain on sale of business	2	(2)	-	-	-	-
Impairment charges	(57)	57	-	(39)	39	-
Changes in estimates related to expected allowable claims	(35)	35	-	(73)	73	-
Total operating profit (loss)	$38	$129	$167	$(32)	$132	$100

DEPRECIATION AND AMORTIZATION

Consumer Products	$11	$(2)	$9	$13	$(3)	$10
Industrial Performance Products	35	-	35	41	(2)	39
Chemtura AgroSolutions™	9	-	9	8	-	8
Industrial Engineered Products	79	(27)	52	57	-	57
General corporate expense, including
amortization	41	(1)	40	43	-	43
Total depreciation and amortization	$175	$(30)	$145	$162	$(5)	$157

Managed Basis Adjustments consist of the following:

Other operational adjustments		$8			$2
Accelerated depreciation of property, plant and equipment		30			5
Facility closures, severance and related costs		1			3
Antitrust costs		-			10
Gain on sale of business		(2)			-
Impairment charges		57			39
Changes in estimates related to expected allowable claims		35			73
		$129			$132

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Consumer Products	$-	$-	$-	$-	$-	$-
Industrial Performance Products	1	-	1	-	-	-
Chemtura AgroSolutions™	-	-	-	-	-	-
Industrial Engineered Products	1	-	1	-	-	-
General corporate expense, including
amortization	6	-	6	-	-	-
Total stock-based compensation expense	$8	$-	$8	$-	$-	$-